Exhibit 99.1

JOINDER AGREEMENT TO

AGREEMENTS AS TO JOINT FILING PURSUANT TO REGULATION 240.13d-1(k)(1)(iii)

Pursuant to Regulation Section 240.13d-1(k)(1)(iii), the undersigned acknowledge and agree that the attached Amendment No. 5 to Schedule 13D relating to Western Capital Resources, Inc. (the “Issuer”) is being filed on behalf of each of the undersigned.

WHEREAS, WCR, LLC, a Delaware limited liability company, BCP 2 WCR, LLC, a Delaware limited liability company , Blackstreet Capital Partners (QP) II, L.P., a Delaware limited partnership, Blackstreet Capital Advisors II, LLC, a Delaware limited liability company, BCP2 Alpha, LLC, a Delaware limited liability company, Blackstreet Capital Management, LLC, a Delaware limited liability company, BC Alpha Holdings I, LLC, and Murry N. Gunty (collectively, the “Group”) have entered into Agreements as to Joint Filing on April 12, 2010, November 3, 2010, and July 3, 2013, and a Joinder Agreement to the Agreements as to Joint Filing on October 14, 2014; and

WHEREAS, BCA 2 WCR, LLC, a Delaware limited liability company (the “New Member”) wishes to join the Group by virtue of such entity's beneficial ownership of the Issuer’s stock;

NOW, IT IS AGREED, this 13th day of July, 2015 by the parties hereto:

1.     In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the New Member agrees to the joint filing together with the other members of the Group, on behalf of the Group, of statements on Schedule 13D with respect to the securities of the Issuer to the extent required under applicable securities laws.

2.     This Joinder Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of July 13, 2015.

WCR, LLC	BCA 2 WCR, LLC

By:	/s/ Murry N. Gunty	By:	/s/ Murry N. Gunty

For:	BCA 2 WCR, LLC	Name:	Murry N. Gunty

Title:	Sole Manager of WCR, LLC	Title:	Manager of BCA 2 WCR, LLC

By:	/s/ Murry N. Gunty	BCP 2 WCR, LLC

For:	Blackstreet Capital Advisors II, LLC	By:	/s/ Murry N. Gunty

Title:	Sole Member of BCA 2 WCR, LLC	Name	Murry N. Gunty

By:	/s/ Murry N. Gunty	Title: Manager of BCP 2 WCR, LLC

For:	Blackstreet Capital Advisors II, LLC

Title:	Manager

BC ALPHA HOLDINGS I, LLC		BCP2 ALPHA, LLC

By:	/s/ Murry N. Gunty	By:	/s/ Murry N. Gunty

For:	Blackstreet Capital Management, LLC	For:	Blackstreet Capital Management, LLC

Title:	Manager of BC Alpha Holdings I, LLC	Title:	Manager of BCP2 Alpha, LLC

By:	/s/ Murry N. Gunty	By:	/s/ Murry N. Gunty

Name:	Murry N. Gunty	Name:	Murry N. Gunty

Title:	Manager of Blackstreet Capital Management, LLC	Title:	Manager of Blackstreet Capital Management, LLC

BLACKSTREET CAPITAL PARTNERS (QP) II, L.P.		BLACKSTREET CAPITAL ADVISORS II, LLC

By:	/s/ Murry N. Gunty	By:	/s/ Murry N. Gunty

For: Title:	Blackstreet Capital Advisors II, LLC General Partner of Blackstreet Capital Partners (QP) II, L.P.	For: Title	Blackstreet Capital Advisors II, LLC Manager of Blackstreet Capital Advisors II, LLC

By:	/s/ Murry N. Gunty

Name:	Murry N. Gunty

Title:	Manager of Blackstreet Capital Advisors II, LLC

BLACKSTREET CAPITAL MANAGEMENT, LLC		MURRY N. GUNTY
By:	/s/ Murry N. Gunty	By:	/s/ Murry N. Gunty

Name:	Murry N. Gunty	Name:	Murry N. Gunty

Title:	Manager of Blackstreet Capital Management, LLC